UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2007

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2007, Ferro Corporation (the "Company") entered into an Indemnification Agreement with James F. Kirsch, Chairman, President and Chief Executive Officer of the Company. The Indemnification Agreement is identical to the form of indemnification agreement between the Company and other directors, a copy of which has been filed as an exhibit to the Company’s Form 10-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2007, Alberto Weisser tendered his resignation as a director of the Company, effective immediately. Mr. Weisser’s resignation was not the result of disagreement on any matter relating to the Company's operations, policies or practices. As noted in the Company’s proxy statement for the annual meeting held on April 27, 2007, Mr. Weisser had advised the Board that he did not intend to stand for re-election. As a consequence of Mr. Weisser’s resignation, the Board reduced the number of directors from ten to nine.

Item 7.01 Regulation FD Disclosure.

At the 2007 Annual Meeting of Shareholders on April 27, 2007, the Company’s shareholders voted to elect Michael H. Bulkin, Michael F. Mee and Perry W. Premdas as directors of the Company for terms expiring at the Company’s annual meeting of shareholders to be held in 2010.

The results of the voting at the Annual Meeting were as follows:

Proposal: Election of Directors

......................................FOR.............WITHHELD........TOTAL
Michael H. Bulkin........40,146,021......940,364.........41,086,385
Michael F. Mee............40,318,297......768,088.........41,086,385
Perry W. Premdas........40,303,218......783,167.........41,086,385

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

May 2, 2007	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer